SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                September 2, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission               IRS Employer
jurisdiction                        File Number              Identification
of incorporation                                             Number

Delaware                              1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On September 2, 2003 registrant issued a press release entitled "Halliburton Updates Settlement Progress."

         The text of the press release is as follows:

                     HALLIBURTON UPDATES SETTLEMENT PROGRESS

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that, it has encountered some delays in connection with the planned asbestos and silica settlement, but is nearing agreement on the trust distribution procedure, the plan of reorganization and the disclosure statement incorporating and describing the procedures and plan. Upon agreement, the disclosure statement will be printed and mailed shortly thereafter.

Remaining conditions to a Chapter 11 filing include completion of definitive financing arrangements, approval of the plan of reorganization by at least 75% of known present asbestos claimants and Halliburton board approval. As previously announced, as a result of an increase in the estimated number of current asbestos claims, the cash required to fund the settlement may modestly exceed $2.775 billion. If it does, the company would need to decide whether to propose to adjust the settlement matrices to reduce the overall amounts, or increase the amounts it would be willing to pay to resolve its asbestos and silica liabilities.

If all remaining conditions are timely satisfied, the company anticipates being in position to make the pre-packaged Chapter 11 filing of DII Industries and Kellogg Brown & Root and some of their subsidiaries with United States operations in October.

Halliburton has completed and signed commitment letters for financing facilities relating to the proposed settlement and Chapter 11 filing. Halliburton launched the syndication of the financing facilities in August, led by co-lead arrangers Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., and expects definitive financing arrangements to be in place prior to any Chapter 11 filing.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company's control, which could cause actual results of operations to differ

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materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the Company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims; future asbestos claims defense and settlement costs, other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, changes in government regulations and adverse reaction to scrutiny involving the Company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including
the  risks  of  potential   reductions  in  debt  ratings,   access  to  credit,
availability   and  costs  of   financing   and   ability   to  raise   capital;
weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the Company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and
merger/reorganization/disposition   risks,  including  the  risks  of  increased
competition  for  employees,  successful  integration  of  acquired  businesses,
effective   restructuring   efforts  and   successful   completion   of  planned
dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     September 2, 2003            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary